UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38387 (Commission File Number)	82-2657796 (IRS Employer Identification No.)

P.O. Box 3030 Winnemucca, Nevada (Address of principal executive offices)		89446 (Zip Code)

Registrant’s telephone number, including area code: (775) 304-0260

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCW	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2026, the Board of Directors (the “Board”) of Hycroft Mining Holding Corporation (the “Company”) appointed Rebecca A. Jennings, who was previously serving as Senior Vice President, General Counsel, and Corporate Secretary of the Company, to the role of Executive Vice President, General Counsel and Corporate Secretary of the Company, effective August 27, 2026.

In connection with Ms. Jennings’ promotion, the Compensation Committee of the Board approved an amendment to Ms. Jennings’ existing Employment Agreement with the Company (the “Employment Agreement Amendment”), which includes the following revised compensation terms: (1) an increase of her annual base salary rate to $450,000, (2) an increase of her target annual cash incentive bonus to 80% of base salary (with a total opportunity ranging from 0% to 200% of target), (3) an increase in her non-“change in control” severance benefits payable on a termination without “cause” or for “good reason” to provide for a cash payment equal to 1.5 times her base salary and 18 months of subsidized medical benefits, and (4) an increase in her severance benefits payable on a termination without “cause” or for “good reason” within 90 days prior to or one year after a “change in control” to provide for a cash payment equal 2 times her base salary, a cash payment equal to 2 times the applicable “Annual Bonus” amount described in her existing Employment Agreement and 24 months of subsidized medical coverage.

In addition, on August 27, 2026, Ms. Jennings also received a special grant of restricted stock units (“RSUs”) under the Company’s 2025 Performance and Incentive Pay Plan in connection with her promotion. The RSUs have a target grant date value equal to $239,500 and generally vest in annual installments of 33%, 33% and 34% on each of the first, second and third anniversaries of the grant date, respectively.

The foregoing summary of the Employment Agreement Amendment is qualified in its entirety by reference to the Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Amendment No. 2 to Employment Agreement with Rebecca A. Jennings
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYCROFT MINING HOLDING CORPORATION

Date: August 28, 2026	By:	/s/ Stanton Rideout
	Name:	Stanton Rideout
	Title:	Executive Vice President & Chief Financial Officer